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                               AGEMARK CORPORATION

                                     BY-LAWS

                          (as amended August 14, 1998)


                                    Article I
                                    ---------
                            Meetings of Shareholders
                            ------------------------
         1. Shareholders' Meetings shall be held in the office of the corporation, 2614 Telegraph Avenue, Berkeley, California, 94704, or at such other place or places as the Directors shall, from time to time, determine.

         2. The first meeting of the shareholders of this corporation shall take place on the effective date of the Plan of Reorganization. Thereafter, the first annual meeting, and each successive annual meeting, shall be held annually at 11:00 a.m., on the first Tuesday in the month of May of each year beginning in 1998, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

         3. A notice signed by any Officer of the corporation or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation,

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to his last known address, at least ten (10) days prior to the annual meeting.

         Whenever any notice whatever is required to be given under any article of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time of the meeting of the shareholders, shall be deemed equivalent to proper notice.

         4. A majority of the shares issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders.

         5. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment need be given.

         6. Special meetings of the shareholders may be called only by the President or Chief Executive Officer, and shall be called by the President or Chief Executive Officer or the Secretary at the written request of a majority of the Board of Directors. Special meetings may not be called by the shareholders. The Secretary shall send a notice of such called meeting to each shareholder of record at least ten (10) days before such meeting, and such notice shall state the time and place of the meeting, and the object thereof. No business shall be transacted at a special meeting except as stated in the notice to the shareholders, unless by unanimous consent of all shareholders present, either in person or by proxy, all such shares being represented at the meeting.

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         7. Each shareholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation, whether represented in person or by proxy.

         8. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation or at the time of the meeting.

         9. The following order of business shall be observed at all meetings of the shareholders so far as is practicable:
         a. Call the roll;
         b. Reading, correcting, and approving of the minutes of the previous meeting;
         c. Reports of Officers;
         d. Reports of Committees;
         e. Election of Directors;
         f. Unfinished business; and
         g. New business.

         10. Unless otherwise provided by law, no action required or permitted to be taken at any annual or special meeting of the shareholders of the Company may be taken without a meeting of the shareholders, and no action may be taken by the shareholders by written consent.


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                                   Article II
                                   ----------
                                      Stock
                                      -----

         1. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President and Secretary of the corporation.

         2. All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the company's books.

         3. All certificates of stock transferred by endorsement thereon shall be surrendered by cancellation and new certificates issued to the purchaser or assignee.

         4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

         5. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

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                                   Article III
                                   -----------
                                    Directors
                                    ---------

         1. Unless enlarged by the unanimous vote of the then existing members, the Board of Directors shall consist of no more than seven (7) members, each of whom shall be chosen annually by the Shareholders at their meeting to manage the affairs of the corporation. All directors shall hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. On the effective date of the Plan of Reorganization, the Board of Directors shall be divided into three (3) classes of Directors. The Directors shall serve for three (3) year terms. Class I shall be elected at every third annual meeting, beginning with the first annual meeting. Class II shall be elected at every third annual meeting, beginning with the second annual meeting. Class III shall be elected at every third meeting, beginning with the third annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

         2. Vacancies on the Board of Directors between annual meetings and any newly created seats shall be filled only by the Board of Directors and not by the shareholders. Vacancies on the Board of Directors by reason of death, resignation or other causes shall be filled by the remaining Director or Directors

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choosing a Director or Directors to fill the unexpired term, and not by the shareholders. Shareholders may not call special meetings of shareholders.

         3. Regular quarterly meetings of the Board of Directors shall be held at 1:00 p.m., on the second Tuesday of the month following the month ending the Company's fiscal quarter and shall be held at the office of the company at 2614 Telegraph Avenue, Berkeley, California, 94704, or at such other time or place as the Board of Directors shall by resolution appoint; special meetings may be called by the President or Chief Executive Officer or any Director giving ten
(10) days' notice to each Director. Special meetings may also be called by execution of the appropriate waiver of notice and called when executed by a majority of the Directors of the company. A majority of the Directors shall constitute a quorum.

         4. The Directors shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the Articles of Incorporation, and the By-Laws. Each Board member shall have an equal vote. The Board of Directors shall have the right to declare and create preferred stock, as well as classes thereof, as it may from time to time deem appropriate.

         5. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Directors.

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         6. A resolution, in writing, signed by all or a majority of the members of the Board of Directors, shall constitute action by the Board of Directors to effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting; and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

         7. The corporation's shareholders may remove directors at any time upon majority vote.

         8. A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such Officer, and the acceptance of the resignation shall not be necessary to make it effective.

         9. A Director of the corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation within forty-eight (48) hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


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                                   Article IV
                                   ----------
                                    Officers
                                    --------

         1. The Officers of this company shall consist of: a President, Chief Executive Officer, one or more Vice Presidents, Secretary, Treasurer or Chief Financial Officer, and such other officers as shall, from time to time, be elected or appointed by the Board of Directors.

         2. The CHIEF EXECUTIVE OFFICER shall preside at all meetings of the Directors and the shareholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.

         3. The PRESIDENT shall exercise the functions of the President and he shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are required by him by the Board of Directors.

         4. The SECRETARY shall issue notices for all meetings as required by the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of the shareholders and Directors, shall have charge of the corporate book, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of

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Directors. He shall be responsible that the corporation complies with Section
78.105 of the Nevada Revised Statutes regarding maintenance of the Corporation's books and records and supplies to the Nevada Resident Agent or Registered Office in Nevada, any and all amendments to the corporation's Articles of Incorporation and any and all amendments or changes to the By-Laws of the corporation. In compliance with Section 78.105, he will also supply to the Nevada Resident Agent or Registered Office in Nevada, and maintain, a current statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete Post Office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

         5. The TREASURER or CHIEF FINANCIAL OFFICER shall have the custody of all names and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

         6. The RESIDENT AGENT shall he in charge of the corporation's registered office in the State of Nevada, upon whom

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process against the corporation may be served and shall perform all duties required of him statute.

         7. The salaries of all Officers shall be fixed by the Board of Directors and may be changed, from time to time, by a majority vote of the Board.

         8. Each of such Officers shall serve for a term of one (1) year or until their successors are chosen and qualified.
Officers may be re-elected or appointed for successive annual terms.

         9. The Board of Directors may appoint such other Officers and Agents, as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

         10. Any Officer or Agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         11. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Directors for the unexpired portion of the term.

                                    Article V
                                    ---------
                    Indemnification of Officers and Directors
                    -----------------------------------------

         Section 5.1  Certain Definitions.  For purposes of this
         -----------  -------------------
Article V, (a) "Indemnitee" shall mean each director or officer

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who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise; and (b) "Proceeding" shall mean any threatened, pending or completed action or suit (including without limitation an action, suit or proceeding by or in the right of the corporation), whether civil, criminal, administrative or investigative.

         Section 5.2  Indemnification of Directors and Officers.
         -----------  -----------------------------------------
         (a) Each Indemnitee shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including without limitation attorneys' fees, litigation expenses, judgments, fines, taxes, penalties, sanctions, costs, fees, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding.

         (b) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

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         Section 5.3 Indemnification of Employees and Other Persons. The
         ----------- ----------------------------------------------
corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

         Section 5.4 Non-exclusivity of Rights. The rights to indemnification
         ----------- -------------------------
provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation or By-Laws, agreement, vote of stockholders or directors, or otherwise.

         Section 5.5 Insurance. The corporation may purchase and maintain
         ---------------------
insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

         Section 5.6 Other Financial Arrangements. The other financial
         ----------- ----------------------------
arrangements which may be made by the corporation may include the following (a) the creation of a trust fund, (b) the establishment of a program of self-insurance, (c) the securing of its obligation of indemnification by granting a security interest

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or other lien on any assets of the corporation, and (d) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing- violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

         Section 5.7 Other Matters Relating To Insurance Or Financial
         ----------- ------------------------------------------------
Arrangements. Any insurance or other financial arrangement made on behalf of a
------------
person pursuant to this section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation.

         In the absence of fraud (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement (i) is not void or voidable; and (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

         Section 5.8  Amendment.  The provisions of this Article
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relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may

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be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these By-Laws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these By-Laws, no repeal or amendment of these ByLaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving, or (b) by the stockholders as set forth in Article VIII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

         Section 5.9 Changes In Nevada Law. References in this Article to Nevada
         ----------- ---------------------
law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that
(a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in the corporation's Articles of Incorporation and/or these By-Laws shall continue as theretofore to the extent permitted by law; and (b) if such change permits

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the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

                                   Article VI
                                   ----------
                                    Dividends
                                    ---------

         The Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         If a Distribution remains unclaimed for one year following the Effective Date, then the holder of the respective Allowed Claim or Allowed Interest will cease to be entitled to such Distribution. Any undeliverable Cash will be returned to Agemark for deposit in its own accounts. Any Agemark Stock which is undeliverable will be retired to the treasury of Agemark.

                                   Article VII
                                   -----------
                                Waiver of Notice
                                ----------------

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the

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provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  Article VIII
                                  ------------
                                   Amendments
                                   ----------

         1. These By-Laws may be amended only upon the vote of at least 66 and 2/3 percent of the voting power of all outstanding shares.

                                   Article IX
                                   ----------
                 Shareholder Proposals And Director Nominations
                 ----------------------------------------------

         Shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual or special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the corporation no later than (a) with respect to an annual meeting, 120 calendar days in advance of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders, or (b) with respect to a special meeting, sixty (60) days before the solicitation is made. The notice of

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stockholder nominations must set forth certain information with respect to each nominee who is not an incumbent director.

                                        CERTIFIED TO BE THE BY-LAWS OF:


                                        ----------------------------------------


                                        BY:
                                            ------------------------------------
                                                        Secretary


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